Exhibit 99.1

Pansoft Independent Directors Purchased Company Common Stock in Open Market

Pansoft Company Limited (NASDAQ: PSOF), a leading ERP software service provider for oil and gas industry in China, today announced its independent board of directors purchased over 17,000 shares of Pansoft common stock in the open market.

In the last two weeks, all three independent board members, Paul Gallis, Tony Luh and Samuel Shen have purchased Pansoft common stock of 5000 shares, 3100 shares and 9300 shares, respectively. These purchases in the open market demonstrated the board members’ strong support and enthusiasm for the company. The insider purchases were furnished with the SEC.

Board member Samuel Shen commented, “The undervaluation of Pansoft’s stock was the result of my purchase. I believe that the company’s strong management and technical professionals bode well for the success of Pansoft. I am excited about the company’s growth prospects and under these circumstances my investment in the company at this time was very compelling in my view.”

About Pansoft Company Limited
Pansoft is a leading enterprise resource planning ("ERP") software and professional services provider for the oil and gas industry in China. Its ERP software offers comprehensive solutions in various business operations including accounting, order processing, delivery, invoicing, inventory control and customer relationship management.

Forward-Looking Statements
This press release contains forward-looking statements concerning Pansoft Company Limited, which include but are not limited to, statements regarding Pansoft’s acquisition strategies, timing of development projects and efforts to achieve business growth. The actual results may differ materially depending on a number of risk factors including but not limited to, the following: general economic and business conditions, development, shipment and market acceptance of products, additional competition from existing and new competitors, changes in technology or product techniques, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. Pansoft Company Limited undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Pansoft Company Limited
Allen Zhang, +86-531-8887-1159
allen.zhang@pansoft.com
or
Great Wall Research LLC
Sheena Shen, +1-203-252-7266
sshen@greatwallresearch.com

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